TEREX

TEREX CORPORATION
301 MERRITT 7, 4TH FLOOR
NORWALK, CT 06851

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of informat ion up until 11:59 P.M. Eastern Time either (i) [TBD], 2026 for shares in the 401(k) plan o r (ii) [TBD], 2026 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/[TBD]**

You may attend the meeting via the Internet and vote during the meeting. Have the inform ation that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. E astern Time either (i) [TBD], 2026 for shares in the 401(k) plan or (ii) [TBD], 2026 for all ot her shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we h ave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, E dgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82020-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEREX CORPORATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TEREX STOCKHOLDERS VOTE "FOR" THE FOLLOWING PROPOSALS:

	For	Against	Abstain
1. The proposal to approve the issuance of shares of Terex Corporation ("Terex") common stock to holders of REV Group, Inc. ("REV") common stock in connection with the mergers pursuant to the terms of the Agreement and Plan of Merger, dated as October 29, 2025, by and among Terex, REV, Tag Merger Sub 1 Inc., a wholly owned subsidiary of Terex, and Tag Merger Sub 2 LLC, a wholly owned subsidiary of Terex (the "Terex stock issuance proposal").	☐	☐	☐
2. The proposal to approve the adjournment of the Terex special meeting to solicit additional proxies if there are not sufficient votes at the time of the Terex special meeting to approve the Terex stock issuance proposal (the "Terex adjournment proposal").	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SPECIAL MEETING OF STOCKHOLDERS OF

TERRE CORPORATION

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Special Meeting of Stockholders live via the Internet, you can ensure that these shares are represented at the meeting by completing, signing and returning your proxy card on the reverse side.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

Please detach and mail in the envelope provided.

V82021-TBD

TEREX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
ON [TBD], 2026

The undersigned hereby appoints Simon Meester and Scott J. Posner, or either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Special Stockholders' Meeting of Terex Corporation, to be held at [TBD], Eastern Time on [TBD], 2026, live via the Internet at [TBD], and any adjournment or postponement thereof, as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TEREX CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE TEREX STOCK ISSUANCE PROPOSAL (PROPOSAL 1) AND "FOR" THE TEREX ADJOURNMENT PROPOSAL (PROPOSAL 2).

The undersigned acknowledges receipt of the [TBD], 2026 Notice of Special Meeting and the Joint Proxy Statement/Prospectus, which more particularly describes the matters referred to herein.

(Continued and to be signed on reverse side)